Exhibit 10.97
AVATAR HOLDINGS INC.
AMENDED AND RESTATED FORM OF DEFERRED COMPENSATION AGREEMENT
FOR NON-EMPLOYEE DIRECTOR’S FEES
     This Amended and Restated Deferred Compensation Agreement (this “Agreement”), dated as of [                    ], 200[     ], is made by and between Avatar Holdings Inc., a Delaware corporation (the “Company”), and [DIRECTOR], a non-employee director of the Company (the “Participant”), pursuant to, and subject to the terms and conditions of, the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement), as the same may be amended, restated, modified or supplemented from time to time (the “Plan”).
     1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:
     (a) “Beneficiary” shall mean the beneficiary or beneficiaries designated in writing by the Participant pursuant to Section 4 hereof to receive the Participant’s deferred compensation benefits in the event of the Participant’s death.
     (b) “Board of Directors” shall mean the board of directors of the Company.
     (c) “Change in Control” shall mean the occurrence of any change in ownership of the Company, change in effective control of the Company, or change in the ownership of a substantial portion of the assets of the Company, as defined in Code Section 409A(a)(2)(A)(v), the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.
     (d) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.
     (e) “Committee” shall mean the Nominating and Corporate Governance Committee of the Board of Directors or such other committee of the Board of Directors designated by the Board of Directors to administer the terms and conditions of this Agreement.
     (f) “Common Stock” shall mean the common stock, par value $1.00 per share, of the Company.
     (g) “Deferral” shall mean a contribution of cash under this Agreement made by the Company on behalf of the Participant to the Participant’s Deferred Compensation Account and shall include any notional dividends credited pursuant to Section 2(b) below.
     (h) “Deferral Date” shall mean the date on which the Participant would be paid in cash a Director’s fee, committee fee, committee chairperson fee or would be credited with a notional dividend pursuant to Section 2(b) below.

     (i) “Deferred Compensation Account” shall mean the separate account established by the Company under this Agreement for the Participant.
     (j) “Director” shall mean a member of the Board of Directors who is not an employee of the Company.
     (k) “Fair Market Value” shall mean, as of any date, the value of the Common Stock determined as follows:
          (i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of the Common Stock shall be the closing sale price of the Common Stock on such date (or the last preceding trading date if Common Stock was not traded on such date) as quoted on the principal exchange or quotation system on which the Common Stock is listed (as determined by the Committee); or
          (ii) In the absence of an established market for the Common Stock of the type described in clause (i) above, the Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with Code Section 409A, the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.
     (l) “Separation from Service” shall mean the termination of the Participant’s services as a Director for any reason, as defined under Section 1.409A-1(h) of the Final Treasury Regulations.
     (m) “Stock Units” shall mean notional shares of Common Stock to be used to determine the deferred compensation benefits distributable to the Participant under this Agreement.
     2. CONTRIBUTIONS AND DETERMINATION OF BENEFITS
     (a) Contributions.
          (i) The Participant may elect to defer up to fifty percent (50%) of the annual Director’s fee and any committee fee or committee chairperson fee due in cash to the Participant for service as a Director, committee member or chairperson. Elections shall be made in the form attached as Exhibit A hereto (the “Deferral Election Form”). Elections must be made by the Participant prior to the calendar year in which the Participant earns such compensation, except that the Participant may make an election within thirty (30) days of the date on which the Participant is first eligible to participate in the Plan (and then only with respect to amounts earned after the date such election is made). All contributions made to fund benefits under this Agreement shall be paid by the Company and no direct contributions by the Participant to the Deferred Compensation Account are required or permitted.
          (ii) The Company shall allocate a number of Stock Units to the Deferred Compensation Account of the Participant determined by dividing the amount of the Deferral by the Fair Market Value of one share of Common Stock on the Deferral Date and rounding to the nearest 1/100 of a unit. For purposes of this Section 2(a)(ii), any fractional unit greater than or equal to 0.0050 shall be rounded up to the nearest 1/100 of a unit and any fractional unit less than 0.0050 shall be rounded down to the nearest 1/100 of a unit.

     (b) Notional Dividends. Stock Units in the Participant’s Deferred Compensation Account shall be credited with notional dividends at the same time and in equivalent amounts as dividends that are payable from time to time on shares of Common Stock. Any such notional dividends shall be valued as of the date on which they are credited to the Participant’s Deferred Compensation Account and the Company shall allocate additional Stock Units to the Deferred Compensation Account based on such notional dividends in the manner described in Section 2(a)(ii) above. If such notional dividends are credited in a form other than Common Stock or cash, the Committee will determine their value in good faith.
     3. VESTING AND DISTRIBUTION OF BENEFITS
     (a) Vesting of Deferred Compensation Accounts. The Participant’s Deferred Compensation Account shall be fully vested at all times.
     (b) Distribution of Deferred Compensation Accounts. Subject to Sections 3(c), 3(d), 3(e) and 3(f) hereof, the Company shall distribute the Participant’s Deferred Compensation Account in accordance with the dates and percentages designated by the Participant in the Deferral Election Form. Distributions shall be made in shares of Common Stock determined by multiplying the percentage of the balance of the Deferred Compensation Account to be distributed on such date (as designated in the Deferral Election Form) by the aggregate number of Stock Units allocated to the Deferred Compensation Account pursuant to this Agreement as of such date. For purposes of this Section 3(b), any fractional share of Common Stock greater than or equal to 0.50 shall be rounded up to the nearest whole share of Common Stock and any fractional share of Common Stock less than 0.50 shall be rounded down to the nearest whole share of Common Stock.
     (c) Change of Distribution Schedule. The Participant may elect, at any time, to change distribution date(s) by amending the Deferral Election Form, provided that (i) such election shall not be made less than twelve (12) months prior to the date each distribution installment (or lump sum) would have been paid, (ii) such election shall not take effect for twelve (12) months from the date of the new election under the amended Deferral Election Form, and (iii) each distribution installment (or lump sum) shall occur no earlier than five (5) years after such installment (or lump sum) would have been paid under the prior distribution schedule, and in accordance with Code Section 409A(a)(4)(C), the regulations thereunder, and any other published interpretive authority, as issued or amended from time to time.
     (d) Death Benefit. Upon the death of the Participant prior to complete distribution to the Participant of the entire balance of Participant’s Deferred Compensation Account, the entire remaining balance of the Deferred Compensation Account on the date of death shall be payable in a lump sum to the Participant’s Beneficiary within thirty (30) days following the date of Participant’s death.
     (e) Separation from Service. Upon the Participant’s Separation from Service prior to complete distribution to the Participant of the entire balance of Participant’s Deferred Compensation Account, the entire remaining balance of the Deferred Compensation Account on the date of the Separation from Service shall be payable to the Participant within thirty (30) days following the date of the Participant’s Separation from Service.

     (f) Pro Rata Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if Participant’s Separation from Service occurs prior to the Participant’s performance of services as a Director for which Stock Units have been allocated to the Participant’s Deferred Compensation Account, the Committee, in its sole discretion, may make a pro rata adjustment in the number of shares of Common Stock distributable to the Participant upon the Participant’s Separation from Service to account for such services not performed.
     4. DESIGNATION OF BENEFICIARY. The Participant may designate a Beneficiary to receive any amount due hereunder via written notice thereof, in the form attached as Exhibit B hereof, to the Committee at any time prior to the Participant’s death and may revoke or change the Beneficiary designated therein without the Beneficiary’s consent by written notice delivered to the Committee at any time and from time to time prior to the Participant’s death. If the Participant fails to designate a Beneficiary, or if no such designated Beneficiary shall survive the Participant, then such amount shall be paid to the Participant’s estate.
     5. EQUITABLE ADJUSTMENT. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, in order to prevent dilution or enlargement of the Participant’s rights under this Agreement and the Plan, the Committee may, in an equitable manner, adjust the number and kind of shares that may be issued under this Agreement and make any other appropriate adjustments in the terms of the Stock Units and this Agreement to reflect such changes or distributions.
     6. TAXES. Any distribution of Common Stock pursuant to this Agreement shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. In connection with any such distribution, the Company may require the Participant to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with any distribution of shares of Common Stock hereunder by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates prescribed by statute or regulation.
     7. REGULATORY COMPLIANCE AND LISTING. The issuance or delivery of any stock certificates representing shares of Common Stock issuable pursuant to this Agreement may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any national securities exchange or The Nasdaq Stock Market, Inc., and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to deliver any such shares of Common Stock to the Participant if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority, any national securities exchange or The Nasdaq Stock Market, Inc., or the Participant shall not yet have complied fully with the provisions of Section 6 hereof.

     8. INVESTMENT REPRESENTATIONS AND RELATED MATTERS. The Participant hereby represents that the Common Stock issuable pursuant to this Agreement is being acquired for investment purposes and not for sale or with a view to distribution thereof. The Participant acknowledges and agrees that any sale or distribution of shares of Common Stock issued pursuant to this Agreement may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. The Participant hereby consents to such action as the Committee or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Common Stock issued pursuant to this Agreement and delivering stop transfer instructions to the Company’s stock transfer agent.
     9. CONSTRUCTION. This Agreement will be construed by and administered under the supervision of the Committee, and all determinations of the Committee will be final and binding on the Participant.
     10. SECTION 409A. If any payment or entitlement provided to the Participant hereunder in connection with the Participant’s termination of service, is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (“Section 409A”) and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i), no part of such payments shall be paid before the day that is six (6) months plus one (1) day after the date of termination or earlier death (the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of termination and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date. Thereafter, any payments that remain outstanding as of the day immediately following the New Payment Date shall be paid without delay over the time period originally scheduled, in accordance with the terms of this Agreement. A termination of service shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Section 409A upon or following a termination of service unless such termination is also a “separation from service” within the meaning of Section 409A, and for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “terminate,” “termination of service” or like terms shall mean separation from service. The parties acknowledge and agree that the interpretation of Section 409A and its application to the terms of this Agreement is uncertain and may be subject to change as additional guidance and interpretations become available. Anything to the contrary herein notwithstanding, all benefits or payments provided by the Company to the Participant that would be deemed to constitute “nonqualified deferred compensation” within the meaning of Section 409A are intended to comply with Section 409A. If, however, any such benefit or payment is deemed to not comply with Section 409A, the Company and the Participant agree to renegotiate in good faith any such benefit or payment (including, without limitation, as to the timing of any severance payments payable hereof) so that either (i) Section 409A will not apply or (ii) compliance with Section 409A will be achieved; provided, however, that any resulting renegotiated terms shall provide to the Participant the after-tax economic equivalent of what otherwise has been provided to the Participant pursuant to the terms of this Agreement, and provided further, that any deferral of payments or other benefits shall be only for such time period as may be required to comply with Section 409A.

     11. GENERAL AND MISCELLANEOUS
     (a) Rights Against Company. Nothing in this Agreement shall be construed as creating a trust or fiduciary relationship of any kind between the Company and the Participant. Except as expressly provided by this Agreement, the establishment of this Agreement shall not be construed as giving to the Participant, any employee or any person any legal, equitable or other rights against the Company, or against its officers, directors, agents or members, or as giving to the Participant or any Beneficiary any equity or other interest in the assets or business of the Company or giving the Participant the right to be retained in the employ of the Company. In no event shall the terms of service of the Participant, expressed or implied, be modified or in any way affected by the execution of this Agreement or by any election under this Agreement made by the Participant. The rights of the Participant or any Beneficiary hereunder shall be solely those of an unsecured general creditor of the Company and neither the Participant nor any Beneficiary shall have any rights as a stockholder, and shall not be entitled to vote, with respect to the Stock Units credited to the Deferred Compensation Account.
     (b) Assignment or Transfer. No right, title or interest of any kind in this Agreement shall be transferable or assignable by the Participant or any Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Participant or any Beneficiary. Any attempt to alienate, encumber, hypothecate, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or to dispose of any interest in this Agreement shall be void ab initio.
     (c) Severability. If any provision of this Agreement shall be declared illegal or invalid for any reason, said illegal or invalid provision shall not affect the remaining provisions of this Agreement but shall be fully severable, and this Agreement shall be construed and enforced as if said illegal or invalid provision was not part of this Agreement.
     (d) Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
     (e) Failure To Enforce Not A Waiver. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     (f) Incorporation of Plan. The Plan is hereby incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan.
     IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

AVATAR HOLDINGS INC.

By:
Title:

[DIRECTOR]

EXHIBIT A
AVATAR HOLDINGS INC.
AMENDED AND RESTATED DEFERRED COMPENSATION AGREEMENT
FOR DIRECTOR’S FEES
DEFERRAL ELECTION FORM
Name:
I,                                            , hereby elect to defer the following amounts in accordance with the terms of the Amended and Restated Deferred Compensation Agreement (the “Agreement”), dated as of [DATE], by and between me and Avatar Holdings Inc., a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Agreement.
This election is irrevocable shall remain in effect indefinitely for all years of service until terminated or modified by a subsequent deferral election form which shall be effective for amounts earned in the year following the year such subsequent deferral election form is filed with the Company.

☐	% of my Director’s annual retainer fees relating to my service as a Director of Avatar Holdings Inc.

☐	% of my committee fees relating to my service as a Director of Avatar Holdings Inc.

☐	% of my chairperson fees relating to my service as a Director of Avatar Holdings Inc.
My Deferred Compensation Account shall be distributed to me upon the earlier of (i) the following date(s) and in the following increment(s) and (ii) the date of my Separation from Service or death.

☐	Percentage Month Day Year

☐	Percentage Month Day Year

☐	Percentage Month Day Year

☐	Percentage Month Day Year
NOTE: You can file a new election form at any time for new deferrals, which will take effect upon the following calendar year. I understand that if I want to change my election with regard to amounts already deferred, such “re-deferral” cannot be made less than twelve (12) months prior to the date each distribution installment (or lump sum) would have been paid, (ii) such election cannot take effect for twelve (12) months from the date of the new election under the amended Deferral Election Form, and (iii) each distribution installment (or lump sum) must occur no earlier than five (5) years after such installment (or lump sum) would have been paid under the prior distribution schedule.

Submitted by:	Accepted by:

PARTICIPANT	AVATAR HOLDINGS INC.

By:

[Name]	Name:
Title:
Date:	Date:

EXHIBIT B
AVATAR HOLDINGS INC.
BENEFICIARY DESIGNATION PURSUANT TO
AMENDED AND RESTATED DEFERRED COMPENSATION AGREEMENT
     In the event that I,                                  , should die prior to the receipt of all amounts credited to my Deferred Compensation Account under the Amended and Restated Deferred Compensation Agreement (the “Agreement”), dated as of [DATE], by and between me and Avatar Holdings Inc., a Delaware corporation, and in lieu of disposing of my interest in my Deferred Compensation Account by my will or the laws of intestate succession, I hereby designate the following person(s) as primary Beneficiary(ies) and contingent Beneficiary(ies) of my interest in my Deferred Compensation Account (please attach additional sheets if necessary):
PRIMARY BENEFICIARY(IES) (Select only one of the three alternatives)

☐ (a) INDIVIDUALS AND/OR CHARITIES	% SHARE

Name

Address

Name

Address

Name

Address

☐ (b) RESIDUARY TESTAMENTARY TRUST
In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.
☐ (c) LIVING TRUST
The                                                        Trust, dated
           (print name of trust)                                                        (fill in date trust was established)
CONTINGENT BENEFICIARY(IES) (Select only one of the three alternatives)

☐ (a) INDIVIDUALS AND/OR CHARITIES	% SHARE

Name

Address

Name

Address

Name

Address

☐ (b) RESIDUARY TESTAMENTARY TRUST
In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.
☐ (c) LIVING TRUST
The                                                        Trust, dated
           (print name of trust)                                                        (fill in date trust was established)
Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Agreement. Any distribution to a primary or contingent Beneficiary(ies) of amounts in Participant’s Deferred Compensation Account shall be subject to, and in accordance with, the terms and conditions of the Agreement. Should all the individual primary Beneficiary(ies) fail to survive me or if the trust named as the primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the contingent Beneficiary(ies) shall be entitled to my interest in the Deferred Compensation Account in the shares indicated above. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exists at my death, such beneficiary’s share shall be divided among the remaining named primary or contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no individual primary Beneficiary(ies) or contingent Beneficiary(ies) survives me, no trust (excluding a residuary testamentary trust) or charity named as a primary Beneficiary or contingent Beneficiary exists at my death, and no will of mine containing a residuary trust is admitted to probate within six (6) months of my death, then my interest in the Deferred Compensation Account shall be disposed of by my will or the laws of intestate succession, as applicable.
     This Beneficiary Designation is effective until I file another such Beneficiary Designation with the Company. Any previous Beneficiary Designations are hereby revoked.

Submitted by:

Name:
Date:

Accepted by: AVATAR HOLDINGS INC.
By:	/s/
Title:
Date: